                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           FOSTER WHEELER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     NOTICE OF MEETING AND PROXY STATEMENT

                           FOSTER WHEELER CORPORATION
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                       ---------------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1998
                       ---------------------------------

     The Annual Meeting of Stockholders of Foster Wheeler Corporation will be held at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey, on Monday, April 27, 1998, at 10:30 a.m. for the following purposes:

        1. To elect four Directors.

        2. To ratify the selection of independent auditors.

        3. To transact such other business as may properly come before the meeting or adjournments thereof.

     The Board of Directors has fixed the close of business on March 10, 1998, as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting or adjournments thereof.

     Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card. The ticket attached to the proxy card will admit you to the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, you may request a ticket by writing to the office of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000, and including proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, bank or nominee holding your stock, confirming beneficial ownership.

                                          By Order of the Board of Directors

                                          LISA FRIES GARDNER
                                          Vice President & Secretary

March 19, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO EXPECT TO ATTEND THE MEETING IN PERSON SHOULD CHECK THE APPROPRIATE BOX ON THE PROXY CARD.

                           FOSTER WHEELER CORPORATION
                           PERRYVILLE CORPORATE PARK
                         CLINTON, NEW JERSEY 08809-4000

                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------

                  For the 1998 Annual Meeting of Stockholders
                           to be held April 27, 1998
                       ---------------------------------

                              GENERAL INFORMATION

     This statement is furnished in connection with the solicitation by the Board of Directors of Foster Wheeler Corporation (hereinafter the "Corporation" or "Foster Wheeler") of proxies for use at the 1998 Annual Meeting of Stockholders of the Corporation, to be held at the time, place and for the purposes set forth in the accompanying Notice of 1998 Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are being sent to stockholders on or about March 19, 1998.

     Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by a stockholder by written notice of such revocation, a duly executed proxy bearing a later date delivered to the Inspectors of Election at any time prior to the shares represented by such earlier proxy being voted or if the stockholder executing the proxy is present at the meeting, voting in person.

     A copy of the Corporation's Annual Report to Stockholders for the fiscal year ended December 26, 1997, is enclosed with this Proxy Statement.

     The Board of Directors has fixed the close of business on March 10, 1998, as the record date for determination of stockholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 10, 1998, the outstanding voting securities of the Corporation consist of 40,717,273 shares of Common Stock, $1.00 par value, holders of which are entitled to one vote per share.

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation divides the Board of Directors into three classes, with one class of directors elected each year for a three-year term. The term of directors in one class expires in 1998. The four directors in this class have been nominated for election for terms expiring in 2001. The proxy agents of the Board of Directors intend to vote for the election of the nominees named below, unless instructed otherwise. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. The Restated Certificate of Incorporation of the Corporation provides that the Board of Directors shall consist of not less than 9 nor more than 20 Directors as shall be fixed from time to time by the Board. The number of Directors, effective April 27, 1998, shall be fixed at 10.

     The following table of Director nominees is based upon information furnished by the nominees as of March 10, 1998:

                                                                                        SHARES OF
                               YEAR                PRINCIPAL OCCUPATION               COMMON STOCK
                               FIRST              DURING PAST FIVE YEARS                  OWNED
         NAME           AGE   ELECTED             AND OTHER DIRECTORSHIPS            BENEFICIALLY(1)
         ----           ---   -------             -----------------------            ---------------
Eugene D. Atkinson      53     1995     Limited Partner, Goldman, Sachs & Co. and         12,000
                                        Chairman of Goldman Sachs (International).        (7,000)
                                        Formerly held several executive positions
                                        with Goldman, Sachs & Co. (Investment
                                        Banking).

E. James Ferland        56     1993     Chairman of the Board, President and Chief        15,000
                                        Executive Officer of Public Service              (11,000)
                                        Enterprise Group Incorporated and Chairman
                                        of the Board and Chief Executive Officer of
                                        Public Service Electric and Gas Company
                                        (Utilities); Director -- Public Service
                                        Enterprise Group Incorporated, The Hartford
                                        Steam Boiler Inspection and Insurance
                                        Company.

Joseph J. Melone        66     1988     Chairman of the Executive Committee, The          18,500
                                        Equitable Companies, Incorporated                (15,000)
                                        (Insurance and Financial Services).
                                        Formerly President and Chief Executive
                                        Officer, The Equitable Companies
                                        Incorporated. Director -- The Equitable
                                        Companies Incorporated, AT&T Capital.

Richard J. Swift        53     1993     Chairman, President and Chief Executive          200,719
                                        Officer of the Corporation since April          (184,167)
                                        1994. Formerly held several executive
                                        positions with the Corporation and its
                                        subsidiaries. Director -- Public Service
                                        Enterprise Group Incorporated,
                                        Ingersoll-Rand Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED
                                   NOMINEES.

---------------------------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan, the Corporation's 1995 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. All shares are owned with sole voting and sole investment powers. 27,451 shares owned by the Officers of the Corporation have restrictions on the sale of such shares.

     Similar information concerning the Directors whose terms of office continue after the 1998 Annual Meeting is as follows:

                                                                                        SHARES OF
                               YEAR                PRINCIPAL OCCUPATION               COMMON STOCK
                               FIRST              DURING PAST FIVE YEARS                  OWNED
         NAME           AGE   ELECTED             AND OTHER DIRECTORSHIPS            BENEFICIALLY(1)
         ----           ---   -------             -----------------------            ---------------
Louis E. Azzato         67     1978     Retired, formerly Chairman and Chief              111,765
(Term ends 1999)                        Executive Officer of the Corporation;             (77,416)
                                        Director -- First Union North Bank.

David J. Farris         62     1996     Chief Operating Officer of Beneficial               8,000
(Term ends 1999)                        Corporation and President and Chief                (5,000)
                                        Executive Officer of Beneficial Management
                                        Corporation (Financial Services);
                                        Director -- Beneficial Corporation.

Martha Clark Goss       48     1994     Vice President and Chief Financial Officer         10,700
(Term ends 2000)                        of Booz Allen & Hamilton, Inc. (Management         (9,000)
                                        Consulting). Prior to July 1995, Senior
                                        Vice President of The Prudential Insurance
                                        Company of America. From 1981 to July 1995,
                                        an officer of various Prudential companies;
                                        Director -- Dexter Corporation.

Constance J. Horner     56     1996     Guest scholar at The Brookings Institution          6,015
(Term ends 1999)                        since 1993. Commissioner, U.S. Commission          (5,000)
                                        on Civil Rights since 1993 (Government).
                                        From 1991 to 1993, Assistant to the
                                        President and Director of Presidential
                                        Personnel at the White House;
                                        Director -- Ingersoll-Rand Company, Pfizer,
                                        Inc., Prudential Insurance Company of
                                        America.

David J. Roberts        54     1994     Vice Chairman, since April 1, 1994, and            75,255
(Term ends 2000)                        Chief Financial Officer of the Corporation,       (66,667)
                                        since April 1987. Formerly held several
                                        financial positions with the Corporation
                                        and its subsidiaries.

John E. Stuart          54     1997     Chairman and Chief Executive Officer of             4,000
(Term ends 2000)                        IKON Office Solutions (Office Products).           (3,000)
                                        From August 1993 to December 1996,
                                        Chairman, President and Chief Executive
                                        Officer of Alco Standard Corporation. Prior
                                        to August 1993, President of Alco Office
                                        Products.

---------------------------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan, the Corporation's 1995 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment powers. 27,451 shares owned by the Officers of the Corporation have restrictions on the sale of such shares.

     Following is stock ownership information as of March 10, 1998 for Messrs.
N. William Atwater, Henry E. Bartoli and Claudio Ferrari, Officers of the Corporation who are listed in the compensation tables that follow, but are not included in the Director tabulations above:

                                                                                     SHARES OF
                                                                                   COMMON STOCK
                                                                                       OWNED
                  NAME                                 TITLE                      BENEFICIALLY(1)
                  ----                                 -----                      ---------------
N. William Atwater                        Executive Vice President --                  78,685
                                          Engineering & Construction Group            (72,500)

Henry E. Bartoli                          Senior Vice President --                     51,919
                                          Energy Equipment Group                      (47,500)

Claudio Ferrari                           Senior Vice President --                     16,394
                                          Power Systems Group                         (16,194)

All current Directors, Director nominees and Officers of the Corporation              770,520
  as a group (20 persons) as of March 10, 1998.                                      (666,132)

     No individual Director, Director nominee or Officer of the Corporation owns 1% or more of the Corporation's Common Stock. The 20 members of the group own less than 1% of the Corporation's Common Stock.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each stockholder which is known by Foster Wheeler to be the beneficial owner of more than five percent of the outstanding Common Stock of the Corporation. The information is based on reports filed with the Securities and Exchange Commission.

---------------------------------------

(1) The tabulation of the number of shares of Common Stock owned beneficially includes shares which the named individuals have options to acquire within 60 days pursuant to the Corporation's 1984 Stock Option Plan, the Corporation's 1995 Stock Option Plan and/or The Directors' Stock Option Plan. Of the total number of shares owned beneficially, the number of such shares which are under options exercisable within 60 days is indicated in parentheses. Virtually all shares are owned with sole voting and sole investment powers. 27,451 shares owned by the Officers of the Corporation have restrictions on the sale of such shares.

                                 NAME AND ADDRESS               SHARES OF STOCK
   TITLE OF CLASS              OF BENEFICIAL OWNER             BENEFICIALLY OWNED     PERCENT OF CLASS
   --------------              -------------------             ------------------     ----------------
Common                 The Regents of the University of            3,254,650(1)             7.99%
                       California
                       300 Lakeside Drive, 17th Floor
                       Oakland, CA 94612

Common                 Wellington Management Company, LLP          3,036,100(2)             7.45%
                       75 State Street
                       Boston, MA 02109

Common                 Equinox Capital Management, Inc.            2,493,300(3)             6.12%
                       590 Madison Avenue, 41st Floor
                       New York, NY 10022

Common                 Palley-Needelman Asset Management,          2,460,650(4)             6.05%
                       Inc.
                       800 Newport Center Drive, Suite 450
                       Newport Beach, CA 92660

---------------------------------------

(1) The beneficial owner reported this information as of January 12, 1998.

(2) The reported beneficial ownership is indirectly through Wellington Management Company's subsidiary, Wellington Trust Company, NA (collectively "Wellington"). Wellington reported that it had shared voting power as to 1,776,275 shares and shared dispositive power as to 3,036,100 shares. The beneficial owner reported this information as of January 13, 1998.

(3) Equinox Capital Management, Inc., in its capacity as investment advisor, has advised that with respect to such shares they have (i) sole voting power for 2,159,900 shares, (ii) shared voting power for 333,400 shares and (iii) sole dispositive power for 2,493,300 shares. The beneficial owner reported this information as of January 29, 1998.

(4) The beneficial owner reported this information as of December 31, 1997.

                            COMMITTEES OF THE BOARD

     The Board of Directors of the Corporation has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Committee on Nominees for Directors and Officers, the Compensation Committee, the Finance Committee and the Retirement Plan Committee.

     The members of the Audit Committee are Mr. Charles Y. C. Tse, Chairman; Mr. David J. Farris; Ms. Constance J. Horner; Mr. Joseph J. Melone and Mr. John E. Stuart. During the last fiscal year, this Committee held three meetings. The functions of this Committee are to review Management's recommendations for the engagement or discharge of independent auditors; to review the audit programs planned by the independent auditors and the internal auditors, and to monitor program progress; to review compliance with Corporate policies; to review, in connection with the independent auditors, the results of the audit, the Corporation's financial statements and the Corporation's system of internal accounting control; to review fees of the independent auditors; and to report the Committee's findings to the full Board of Directors.

     The members of the Committee on Nominees for Directors and Officers are Mr. Joseph J. Melone, Chairman; Mr. Eugene D. Atkinson; Mr. Louis E. Azzato; Mr. Richard J. Swift and Mr. Charles Y. C. Tse. During the last fiscal year, this Committee held three meetings. The functions of this Committee are to recommend to the Board the nominees for election as Directors and Officers, and to consider performance of incumbent Directors and Officers to determine whether to nominate them for re-election. The Committee will consider Director nominees recommended by stockholders. Such recommendations should be made by letter, including a description of the proposed nominee's qualifications, biographical information and willingness to serve, and sent to the attention of the Secretary, Foster Wheeler Corporation, Perryville Corporate Park, Clinton, New Jersey 08809-4000 by November 24, 1998 for the 1999 Annual Meeting of Stockholders.

     The Compensation Committee consists of Mr. Joseph J. Melone, Chairman; Mr. David J. Farris; Mr. E. James Ferland; Ms. Martha Clark Goss; Dr. Frank E. Perkins and Mr. Charles Y. C. Tse. During the last fiscal year, this Committee held three meetings. The functions of this Committee are to recommend to the Board compensation arrangements for Directors and Officers, and to approve specific benefits under such arrangements.

     Following are the members of the Finance Committee: Mr. E. James Ferland, Chairman; Mr. Eugene D. Atkinson; Mr. David J. Farris; Ms. Martha Clark Goss; Dr. Frank E. Perkins and Mr. David J. Roberts. Four meetings of this Committee were held during the last fiscal year. This Committee reviews the consolidated financial results of the Corporation; establishes payment schedules for dividends; and reviews matters that may have an impact on the Corporation's financial statements, including cash flows.

     The members of the Retirement Plan Committee are: Ms. Martha Clark Goss, Chairman; Messrs. Eugene D. Atkinson; Louis E. Azzato; E. James Ferland; Ms. Constance J. Horner; Dr. Frank E. Perkins and Mr. David J. Roberts. Messrs. Robert D. Iseman and James E. Schessler are Ex Officio members. During the last fiscal year, three meetings of the Retirement Plan Committee were held. The Committee's authority is to recommend the allocation of pension fund assets to the Board of Directors; recommend qualified investment managers and/or trustees for pension fund assets to the Board of Directors; monitor the results of the investment managers and/or trustees and meet during the year to discuss their performance; set investment manager guidelines and objectives and recommend appropriate action to the Board if guidelines and objectives are not being met.

                           COMPENSATION OF DIRECTORS

     Ten regular meetings of the Board of Directors were held during the last fiscal year. The average attendance of all directors at the ten Board meetings was 95%. The average attendance of all directors at all meetings of the Board and Committees of the Board held during the last fiscal year was 96%. During this period, each incumbent director attended 86% or more of all meetings of the Board of Directors and of the Committees on which they served. Directors who are employees of the Corporation received no additional compensation for their services as directors. Nonemployee directors receive an annual retainer of $26,000 and $1,200 for each Board meeting attended. In addition, each nonemployee director receives $1,200 for each meeting of a Committee of the Board attended; the Committee Chairman receives $2,000 for each such meeting. Nonemployee directors are permitted to defer all or part of their retainer or Board and Committee fees until their retirement or other termination of status as a director. Deferred amounts accrue interest at an annual rate equal to the rate charged by First Union National Bank for prime commercial loans of 90-day maturity.

     Effective October 15, 1997, for a term of one year, the Corporation has obtained insurance policies through National Union Fire Insurance Company of Pittsburgh, Pennsylvania and Continental Casualty Corporation in respect of indemnification of Directors and Officers. The scope of these policies is similar to coverage under prior policies held by the Corporation. The annual premium for this coverage is $323,000.

     The Corporation's stockholders, at the 1990 Annual Meeting, approved The Directors' Stock Option Plan ("Directors' Plan") and at the April 28, 1997 Annual Meeting, the stockholders approved amending the Directors' Plan. Pursuant to the Directors' Plan, each director who is not an employee of the Corporation or one of its subsidiaries receives, following the Annual Meeting each year, a nonqualified option to purchase 3,000 shares of the Corporation's Common Stock. Such options have ten-year terms and become exercisable beginning one year after the date of grant at an option exercise price equal to the fair market value of the shares on the date of grant.

                       COMPENSATION OF EXECUTIVE OFFICERS
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Plan (the "Plan") for executives of the Corporation was originally designed in 1987 by an independent consultant. It was reviewed, modified, and in 1988 approved and adopted by the Compensation Committee (the "Committee") and the Board of Directors. Since then it has been regularly reviewed and modified by the Committee and the Board. The Plan is intended to meet two primary objectives: to attract and retain highly-qualified executives to manage the Corporation's business and to reward those executives if their performance and the Corporation's results so warrant. The Committee, subject to review by the Board, is responsible for the implementation and administration of all aspects of the Plan. Any payments made under this Plan are ultimately at the discretion of the Board. The Committee has considered the effects of certain provisions of the federal income tax laws relative to the deductibility of compensation to executive officers exceeding $1,000,000. The Committee has determined that there is no material impact on the Corporation at this time as a result of these provisions.

  BASE SALARY

     The first component of each executive's compensation is base salary. As part of its consideration relative to salary, the Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and by the Corporation's staff, and in consultation with the Chief Executive Officer establishes a salary range for each executive. Comparable companies are those of similar size as well as those providing similar services and products to similar markets and customers. The Chief Executive Officer then proposes to the Committee a specific salary, within that range, for each executive. The Committee considers that proposal, and then recommends a salary for each executive to the Board for its consideration and approval. The Committee similarly recommends a salary within the appropriate range for the Chief Executive Officer, but without the participation of the Chief Executive Officer. In determining such salaries, the performance of each such executive, his or her experience and the performance of the business unit for which he or she is responsible, as well as performance of the Corporation as a whole, are all taken into account. The Corporation does not have a policy to predetermine specific compensation relative to the compensation paid by other companies. Actual salaries of the Chief Executive Officer and other officers were neither the highest nor lowest of salaries paid to officers of comparable companies.

  ANNUAL INCENTIVE

     The second component of each executive's compensation is an annual incentive payment. At the beginning of each year, corporate and business-unit earnings targets are formulated by the Chief Executive Officer, then reviewed by the Committee and, as proposed or modified, are recommended to the Board for its consideration and approval. The actual incentive payment is solely determined by measurement of actual performance of the Corporation and each business unit against the established targets. This payment can range from zero to 93.75 percent of annual salary in the case of the Chief Executive Officer and from zero to 60 percent of annual salary in the case of other officers depending upon the extent to which earnings targets are deficient, achieved, or exceeded.

  LONG-TERM INCENTIVES

     The Plan also provides for long-term incentives comprised of long-term performance units and stock options. Under the Plan, each executive is assigned long-term performance units which are valued and payable at the end of a three-year period. The value of a long-term unit is performance-based and is determined by the growth in earnings and return on equity during the three-year period. The number of performance units were determined in a manner such that certain growth in earnings and returns on equity would result in an incentive to the executives which together with salary and annual incentives would provide competitive total compensation. The actual payout is determined by the achievement of considerable earnings growth combined with a reasonable return on equity over a three-year cycle.

     The Plan also provides for long-term incentives to executives in the form of annual grants of stock options. Such options are exercisable in installments over three-year periods at the per-share market price of the Corporation's stock on the date of the award and, of course, become valuable only if the market price of the Corporation's stock increases.

     As outlined above, pursuant to the Plan, the 1997 base salary for Mr. Swift was determined by the Committee within a range of salaries paid to chief executive officers of comparable companies, based on data provided by an independent consultant and by the Corporation's staff, and then recommended to the Board for its consideration and approval. There was no annual or long-term incentive payout for

1997. In accordance with the Plan, the Committee recommended, and the Board approved, a stock option grant to Mr. Swift of 50,000 shares at the market price on January 2, 1997, exercisable in installments over a three-year period.

                  COMPENSATION COMMITTEE:
Joseph J. Melone, Chairman                 Martha Clark Goss
David J. Farris                            Frank E. Perkins
E. James Ferland                           Charles Y. C. Tse

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following Directors served on the Compensation Committee during the last fiscal year: Messrs. Joseph J. Melone, Chairman; David J. Farris; E. James Ferland; Ms. Martha Clark Goss; Messrs. Frank E. Perkins and Charles Y. C. Tse. Mr. Swift serves as a director of Public Service Enterprise Group Incorporated. Mr. Ferland is the Chairman, President, Chief Executive Officer and a director of that company.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following line graph compares the five-year cumulative total shareholder return of (i) Foster Wheeler Corporation Common Stock, (ii) the S&P 500 Index, and (iii) a line-of-business index consisting of the Dow Jones Heavy Construction Industry Group and McDermott International, Inc. (the "Industry Group").

     In the preparation of the line graph, the following assumptions have been used: (i) $100 was invested on December 24, 1992 in Foster Wheeler Common Stock, the S&P 500 Index, and the Industry Group, (ii) dividends were reinvested and
(iii) the investment is weighted on the basis of market capitalization.

        Measurement Period           Foster Wheeler
      (Fiscal Year Covered)               Corp.           S&P 500 Index      Industry Group
Dec. 92                                  100.00              100.00              100.00
Dec. 93                                  120.52              109.06              102.99
Dec. 94                                  109.17              110.50              101.19
Dec. 95                                  159.39              152.03              138.28
Dec. 96                                  144.83              190.65              130.37
Dec. 97                                  106.28              244.67              111.37

                           SUMMARY COMPENSATION TABLE

     The following is a tabulation of compensation paid or set aside by the Corporation and its subsidiaries during each of the Corporation's last three fiscal years for the Chief Executive Officer ("CEO") and the four most highly-compensated executive officers of the Corporation, other than the CEO, who were serving as executive officers at the end of the last fiscal year.

--------------------------------------------------------------------------------------------------------------
                                   ANNUAL COMPENSATION          LONG-TERM COMPENSATION

                                 ------------------------------------------------------------
                                                              AWARDS            PAYOUTS
                                                         ----------------------------------
                                                            SECURITIES                              ALL
                                                            UNDERLYING         LONG-TERM           OTHER
   NAME AND PRINCIPAL                                        OPTIONS/          INCENTIVE        COMPENSATION
        POSITION          YEAR    SALARY($)   BONUS($)        SARS(#)        PAYOUTS($)(1)         ($)(2)
==============================================================================================================

 Richard J. Swift         1997    $630,000    $      0        50,000            $      0           $4,750
 Chairman, President      1996    $605,000    $320,650        50,000            $465,215           $4,500
 & CEO                    1995    $575,000    $338,886        50,000            $411,114           $4,500
--------------------------------------------------------------------------------------------------------------
 David J. Roberts         1997    $374,000    $      0        25,000            $      0           $4,750
 Vice Chairman &          1996    $362,500    $153,700        25,000            $307,230           $4,500
 Chief Financial Officer  1995    $343,500    $200,000        25,000            $300,000           $4,500
--------------------------------------------------------------------------------------------------------------
 N. William Atwater       1997    $373,000    $      0        25,000            $      0           $4,750
 Executive Vice
   President              1996    $362,000    $184,656        25,000            $275,250           $4,500
                          1995    $347,500    $182,000        25,000            $269,250           $4,500
--------------------------------------------------------------------------------------------------------------
 Henry E. Bartoli         1997    $310,000    $      0        25,000            $      0           $4,750
 Senior Vice President    1996    $291,500    $103,144        25,000            $299,854           $4,500
                          1995    $270,500    $148,775        25,000            $255,750           $4,500
--------------------------------------------------------------------------------------------------------------
 Claudio Ferrari          1997    $306,000    $      0        25,000            $      0           $4,750
 Senior Vice
   President(3)           1996    $262,000    $250,000        14,583            $      0           $    0
--------------------------------------------------------------------------------------------------------------

---------------

(1) No specified performance target, goal or condition to payout was waived with respect to any amount included in this column.

(2) Corporation match on employee 401(k) contribution.

(3) Mr. Ferrari became an executive officer of the Corporation effective as of June 1, 1996. His 1996 salary includes payments which Mr. Ferrari received from Foster Wheeler Italiana, S.p.A. in his position as President and Chief Executive Officer of that company from January 1, 1996 to May 31, 1996.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     As part of the long-term incentive portion of the Corporation's Executive Compensation Plan, "performance units", which may pay out in cash upon completion of a three-year cycle, are awarded annually to Corporate Officers. The following table sets forth awards in 1997 to the named individuals, along with the assumed values of the awards at the end of the three-year Plan cycle. The ultimate value of the award will be based upon the Corporation's earnings growth rate and return on equity. For a discussion of award criteria see the Long-Term Incentives section of the Compensation Committee Report on Executive Compensation which appears earlier in this Proxy Statement.

----------------------------------------------------------------------------------------------------------
                                                                  Estimated Future Payouts Under
                                                                   Non-Stock Price-Based Plans
                                                        --------------------------------------------------

                                        Performance or
                         Number of       Other Period
                      Shares, Units or Until Maturation    Threshold          Target          Maximum
        Name          Other Rights(#)     or Payout           ($)              ($)              ($)
----------------------------------------------------------------------------------------------------------
 R. J. Swift                335            3 Years             0             $335,000         $670,000
----------------------------------------------------------------------------------------------------------
 D. J. Roberts              200            3 Years             0             $200,000         $400,000
----------------------------------------------------------------------------------------------------------
 N. W. Atwater              150            3 Years             0             $150,000         $300,000
----------------------------------------------------------------------------------------------------------
 H. E. Bartoli              150            3 Years             0             $150,000         $300,000
----------------------------------------------------------------------------------------------------------
 C. Ferrari                 150            3 Years             0             $150,000         $300,000
----------------------------------------------------------------------------------------------------------

                       OPTION GRANTS IN LAST FISCAL YEAR

     Following is a table dealing with stock option grants which were made to the named individuals during the last completed fiscal year. The options were granted pursuant to the terms of the Corporation's Executive Compensation Plan and the 1995 Stock Option Plan, which provides that ten-year term options are to be awarded at market value on the date of the award. One-third of an option becomes exercisable after one year, two-thirds after two years and the entire option is exercisable after three years.

----------------------------------------------------------------------------------------------------------
                         Number of        % of Total
                         Securities        Options
                         Underlying        Granted        Exercise or                        Grant Date
                          Options      to Employees in     Base Price       Expiration     Present Value
        Name             Granted(#)      Fiscal Year       ($/Share)           Date            ($)(1)
----------------------------------------------------------------------------------------------------------
 R. J. Swift               50,000           14.3%           $36.9375          1/1/07          $538,500
----------------------------------------------------------------------------------------------------------
 D. J. Roberts             25,000           7.15%           $36.9375          1/1/07          $269,250
----------------------------------------------------------------------------------------------------------
 N. W. Atwater             25,000           7.15%           $36.9375          1/1/07          $269,250
----------------------------------------------------------------------------------------------------------
 H. E. Bartoli             25,000           7.15%           $36.9375          1/1/07          $269,250
----------------------------------------------------------------------------------------------------------
 C. Ferrari                25,000           7.15%           $36.9375          1/1/07          $269,250
----------------------------------------------------------------------------------------------------------

---------------
(1) Based on the Black-Scholes option pricing model, using the following assumptions: 1) the average of the high and low of the price of Foster Wheeler Common Stock on the day the options were issued was $36.9375; 2) the option exercise price is $36.9375 per share, the average of the high and low of the price of the stock on the date of option issue; 3) the dividend yield of the stock was 2.22%. (This was based upon the actual dividend yield as of January 2, 1997); 4) the expected term of the options is 5 years; 5) the risk free rate of return on the issuance date for the term of the option was 6.21% (the Treasury Bond Rate for 5 years as of January 2, 1997); and 6) the volatility of the stock was calculated empirically to be .2813, using Foster Wheeler stock pricing data for the 90 trading days immediately preceding the date of issuance of the options.

                               PENSION PLAN TABLE

     The following table shows estimated annual benefits payable upon normal retirement (including amounts attributable to any defined benefit supplementary or excess pension award plans) in specified average annual compensation and years of service classifications.

                                            Years of Service After April 1, 1976
                              ----------------------------------------------------------------
                                 15            20            25            30            35
                              --------      --------      --------      --------      --------
Average Annual
  Remuneration
$  300,000                    $ 54,000      $ 72,000      $ 90,000      $108,000      $126,000
$  400,000                    $ 72,000      $ 96,000      $120,000      $144,000      $168,000
$  500,000                    $ 90,000      $120,000      $150,000      $180,000      $210,000
$  600,000                    $108,000      $144,000      $180,000      $216,000      $252,000
$  700,000                    $126,000      $168,000      $210,000      $252,000      $294,000
$  800,000                    $144,000      $192,000      $240,000      $288,000      $336,000
$  900,000                    $162,000      $216,000      $270,000      $324,000      $378,000
$1,000,000                    $180,000      $240,000      $300,000      $360,000      $420,000
$1,100,000                    $198,000      $264,000      $330,000      $396,000      $462,000
$1,200,000                    $216,000      $288,000      $360,000      $432,000      $504,000

     The Corporation's current pension plan was last amended as of November 25, 1997, and is solely noncontributory. For service after April 1, 1976, the retirement benefit is based on average monthly earnings (which would include amounts in the "Salary," "Bonus" and "Long-Term Incentive Payouts" columns in the Summary Compensation Table which appears earlier in this Proxy Statement) during the 60 highest consecutive months in the last 120 months of employment. The benefits in the foregoing table are not subject to any deduction for Social Security or other offset amounts. The (i) credited years of service after April 1, 1976, assuming retirement at the normal retirement age of 65, and (ii) the amount of annual "frozen benefits" earned prior to the current plan (which would be additive to benefits under the current plan) for those individuals named in the Summary Compensation Table are as follows: R. J. Swift: 31 1/2 years -- $399; D. J. Roberts: 21 years -- $427; N. W. Atwater: 23 1/2 years -- $10,259; H. E. Bartoli: 18 1/2 years -- $0; C. Ferrari is not a participant in the current pension plan -- $0.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for the named individuals, the number of shares of Foster Wheeler Common Stock acquired upon option exercise during 1997, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 31, 1997.

-------------------------------------------------------------------------------------------------------------
                                                              Number of Securities           Value of
                                                                   Underlying              Unexercised
                                                              Unexercised Options      In-the-Money Options
                                                                  at FY-End(#)            at FY-End ($)
                                                            ------------------------ ------------------------

                       Shares Acquired         Value              Exercisable/             Exercisable/
        Name            on Exercise(#)      Realized($)          Unexercisable            Unexercisable
-------------------------------------------------------------------------------------------------------------
 R. J. Swift                  0                  0              134,167/100,000               $0/$0
-------------------------------------------------------------------------------------------------------------
 D. J. Roberts                0                  0               41,667/50,000                $0/$0
-------------------------------------------------------------------------------------------------------------
 N. W. Atwater              11,160            $289,418           47,500/50,000                $0/$0
-------------------------------------------------------------------------------------------------------------
 H. E. Bartoli              10,000            $154,531           22,500/50,000                $0/$0
-------------------------------------------------------------------------------------------------------------
 C. Ferrari                   0                  0                7,861/34,722                $0/$0
-------------------------------------------------------------------------------------------------------------

                         CHANGE OF CONTROL ARRANGEMENTS

     On September 26, 1995, the Board of Directors authorized the Corporation to enter into change of control employment agreements (the "Agreements") with its top eleven Officers, including the Officers listed in the preceding tables (the "Executives"). The Agreements provide that if, within three years of a "change of control," as defined in the Agreements, the Corporation terminates an Executive's employment other than for "cause" (defined as failure to perform the Executive's duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for "good reason," (defined as diminution of duties or responsibilities, the Corporation's failure to compensate the Executive, a change in workplace, the Corporation's purported termination of the Agreement or failure to comply with the Agreement), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive's base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) three times the sum of the Executive's base salary, the highest annual bonus and the highest long-term bonus for any of the most recent three cycles completed before the change of control, plus (d) unpaid deferred compensation and vacation pay. The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under the Corporation's qualified and supplemental retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive's termination. The Corporation will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Corporation will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements, will be paid by the Corporation.

     In addition to the Agreements, there are other contracts and arrangements whereunder the Executives listed in the foregoing tables will receive payments from the Corporation in the event of a change of control. Under the Executive Compensation Plan, which is discussed in detail in the Compensation Committee Report on Executive Compensation set forth in this Proxy Statement, individual participant accruals are paid to the participants within ten days after a change of control. This Plan also provides that transfer restrictions on Corporation Common Stock received by an Executive, at the Executive's option in lieu of a cash incentive payment, lift upon a change of control. "Units" (limited stock appreciation rights) which may have been granted under the 1984 Stock Option Plan of Foster Wheeler Corporation become exercisable upon a change in control. Under the 1995 Stock Option Plan of Foster Wheeler Corporation, the Executive has the right to surrender his or her option to the Corporation and receive, in cash, the difference between the fair market value of the shares covered by the option and the exercise price of the option. The Management Incentive Life Program ("Incentive Program") and the Supplemental Executive Retirement Plan ("SERP") are annuity contracts between the Corporation and employees that contain change of control provisions. If a participant in the Incentive Program is terminated within three years after a change of control, the participant may continue in the program until the latter of (i) three years from such termination date or (ii) attainment of age 56. A participant in the SERP receives the equivalent actuarial value of his or her benefit immediately upon a change of control.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as auditors of the Corporation for 1998, subject to the approval of the stockholders. Coopers & Lybrand L.L.P. is a firm of independent certified public accountants, with a broad international practice, which has no direct or indirect financial interest in the Corporation or its subsidiaries. Coopers & Lybrand L.L.P. was first selected as auditors of the Corporation for the year 1977.

     With exception of tax-related matters, the services provided by the auditors to Foster Wheeler and its subsidiaries for 1997 were substantially audit-related. These audit functions included review of the financial statements for the year 1997, Securities and Exchange Commission periodic filings, the Annual Report to Stockholders and special reports required by loan agreements. Coopers & Lybrand L.L.P. was paid $1,491,000 for audit-related services for 1997.

     A member of Coopers & Lybrand L.L.P. will attend the Annual Meeting and will be available to answer questions of the stockholders present, and to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS.

                                VOTING PROCEDURE

     In 1992, the Corporation adopted a confidential voting policy in connection with Annual Meetings of Stockholders. In essence, the policy provides for independent vote tabulations and inspectors, and that, with exceptions, stockholder votes not be disclosed to the Corporation.

     Under Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for Stockholders to mark if they wish either to vote "for," "against" or "abstain" on the proposal, or to withhold authority to vote for one or more of the nominees for Director. New York law and the Corporation's Amended By-Laws require the presence of a quorum for the Annual Meeting, which is defined as a majority of the shares entitled to vote at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval: (1) The election of Directors and (2) The ratification of the selection of independent auditors. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote of a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon is required to approve the selection of the Corporation's independent auditors. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the selection of independent auditors.

     None of the items being voted upon is such as to afford a right of appraisal or similar right to stockholders who fail to vote or dissent as to any action taken with respect thereto.

                              1999 ANNUAL MEETING

     The 1999 Annual Meeting of Stockholders is scheduled to be held on April 26, 1999. The location has not yet been determined. Stockholder proposals must be received by the Secretary of the Corporation on or before November 24, 1998, to be included in the proxy material for the 1999 Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The expense of preparing, printing and mailing this Proxy Statement and the accompanying material will be borne by the Corporation. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, or other telecommunications by Officers and regular employees of the Corporation who will receive no additional compensation therefor. In addition, the Corporation has engaged Georgeson & Company Inc. to solicit proxies from brokers and nominees at a cost of $5,500 plus out-of-pocket expenses. The Corporation will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

     The Board of Directors of Foster Wheeler knows of no other business to be presented at the meeting, but if matters other than those referred to above do properly come before the meeting, it is intended that the persons named in the proxy will vote with respect thereto in accord with their best judgment.

                                          By Order of the Board of Directors

                                          LISA FRIES GARDNER
                                          Vice President and Secretary

March 19, 1998

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

                                                             Please mark
                                                              your votes
                                                             as indicated
                                                         in this example. [X]

ITEM 1. Election of Four Directors
Nominees are: Eugene D. Atkinson, E. James Ferland, Joseph J. Melone and Richard
J. Swift.

               WITHHOLD       INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
     FOR       AUTHORITY      ANY INDIVIDUAL NOMINEE, MARK A LINE THROUGH THE
     [ ]         [ ]          NOMINEE'S NAME IN THE LIST ABOVE.

ITEM 2. Ratify selection of Coopers & Lybrand LLP.
as independent auditors.
     [ ]   [ ]   [ ]

I WILL ATTEND THE ANNUAL MEETING.                 [ ]

Discontinue mailing of duplicate Annual Report.   [ ]

Signature(s) should be exactly as name(s) appear on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated: ________________________________, 1998

_____________________________________________
                 Signature

_____________________________________________
                 Signature

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                              FOLD AND DETACH HERE

PROXY

                           FOSTER WHEELER CORPORATION
            ANNUAL MEETING OF STOCKHOLDERS - MONDAY, APRIL 27, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Foster Wheeler Corporation hereby appoints Richard J. Swift, Thomas R. O'Brien and Lisa Fries Gardner, each with full power of substitution, to represent and to vote as designated on the reverse side, all of the shares of common stock of Foster Wheeler Corporation held of record in the name of the undersigned as of March 10, 1998, at the Annual Meeting of Stockholders to be held at the Hunterdon Hills Playhouse, 88 Route 173 West, Hampton, New Jersey at 10:30 a.m. on Monday, April 27, 1998 or any adjournments thereof.

     Please vote on the reverse side hereof, Sign, Date and promptly return this Proxy Card using the enclosed envelope.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no directions are given, this Proxy will be voted for Items 1 and 2.

           (Continued, and to be signed and dated, on the other side)

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
                              FOLD AND DETACH HERE